Exhibit 24

WINTHROP REALTY TRUST (FORMERLY KNOWN AS FIRST UNION

REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS)

ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 2013

Power of Attorney – Trustees

Each of the undersigned, a Trustee of Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments), an Ohio business trust (the “Trust”), which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”), does hereby constitute and appoint Carolyn Tiffany, with full power of substitution and resubstitution, as attorney to sign for him and in his name the Form 10-K and any and all amendments and exhibits thereto, and any and all other documents to be filed with the Securities and Exchange Commission pertaining to the Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully to all intents and purposes as he could do if personally present, hereby ratifying and approving the acts of said attorney and any such substitute.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 4th day March, 2014.

/s/ Arthur Blasberg, Jr.
Arthur Blasberg, Jr.

/s/ Howard Goldberg
Howard Goldberg

/s/ Thomas McWilliams
Thomas McWilliams

/s/ Lee Seidler
Lee Seidler

/s/ Steven Zalkind
Steven Zalkind